POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of John Christy, Matthew Franklin, Carl Peterson, or either ofthem acting singly, and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being ref'erred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to: l. prepare, execute and submit to the SEC, and/or any national securities exchange on which securities of Titan America SA (the "Company") are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Section l3 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule I44"), with respect to any security of the Company, including Forms 3,4 and 5, Schedules l3D and l3G, and Forms 144; and 2. obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such infomation to the Attorney-in-Fact. The undersigned acknowledges that: 1. This Power of Attomey authorizes, but does not require, the Attomey-in-Fact to act in his or her discretion on intbrmation provided to such Attorney-in-Fact without independent verification of such information; 2. Any documents prepared or executed by the Attomey-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such fonn and will contain such information as the Attomey- in-Fact, in his or her discretion, deems necessary or desirable; 3. Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 1 6 of the Exchange Act or Rr-rle I 44, any liability of the r"rndersigned for any failure to cornply with such requirements; and 4. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act or Rule 144, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act or Rule 144. The undersigned hereby gmnts to the Attorney-in-Fact fuI1 power and authority to do and perform any and every act whatsoever required, necessary. or proper to be done in the exercise ofany ofthe rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of sr"rbstitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attomey shall remain in full force and effoct untilthe undersigned is no longer required to file Forms 3,4 or 5 or Schedules l3D or l3G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attomey revokes all previous powers of attorney with respect to the subject matter of this Power of Attomey. *t

2026. Name: IN WITNE,SS WHEREOF, the undersigned has executed this Power o1'Attornel as of N{arch 1, an der Smissen